                                                                    Exhibit 99.4

                             GROVE OPERATING, L.P.

P R O X Y

     The undersigned hereby appoints Damon D. Navarro and Joseph R. LaBrosse, and each of them, as proxies, with full power of substitution in each, to vote the undersigned's partnership interests of Grove Operating, L.P. at a Special Meeting of the Partners to be held on October 31, 2000 at 9:30 a.m.(Hartford time) at The Hartford Club, 46 Prospect Street, Hartford, Connecticut 06103 and any adjournment thereof as specified on the reserve side.



                                                                ----------------
(CONTINUED ON REVERSE SIDE)                                     SEE REVERSE SIDE
                                                                ----------------

Please mark
votes as in    /X/
this example.

This proxy is solicited by the Board of Trust Managers of Grove Property Trust ("Grove"), the general partner of Grove Operating, L.P. ("Grove LP"), and may be revoked prior to exercise. This proxy, when properly executed, will be voted as directed herein by the undersigned holder of units of Grove LP partnership interest. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ITEM 1.

1. Approval of the Agreement            FOR     AGAINST   ABSTAIN       2. OTHER BUSINESS:
   and Plan of Merger, dated as                                            In  their discretion, the proxies are authorized
   of July 17, 2000, among Grove,       / /       / /       / /            to vote upon such other issues as may properly
   Grove LP and ERP Operating                                              be brought before the meeting. The Grove Board
   Limited Partnership and the                                             of Trust Managers at present knows of no
   transactions contemplated thereby.                                      other formal business to be brought before the
                                                                           meeting.




                                        / / MARK HERE FOR             / / MARK HERE IF
                                            ADDRESS CHANGE                YOU PLAN TO
                                            AND NOTE AT LEFT              ATTEND THE
                                                                          MEETING

Please sign exactly as your name(s) appear(s) on this proxy. If units of Grove LP partnership interest are held in the names of two or more persons, each should sign. Executors, administrators, trustees, attorneys-in-fact, general partners and other persons acting in a representative capacity should add their titles. When the proxy is given by a corporation, it should be signed by an authorized officer.

Signature____________ Date _____, 2000    Signature____________ Date _____, 2000